UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2009

COOPER-STANDARD HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-123708	20-1945088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of Principal Executive Offices) (Zip Code)

(248) 596-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2009, Edward A. Hasler was elected to the board of directors and named vice chairman of Cooper-Standard Holdings Inc. and its wholly owned subsidiary, Cooper-Standard Automotive Inc. (collectively, the “Company”), effective immediately. Mr. Hasler was also appointed President, North America. James S. McElya was reappointed to his former role as chief executive officer of the Company and will continue to serve as executive chairman of the board the directors of the Company. Keith D. Stephenson was appointed as President, International of the Company.

Information regarding Mr. McElya’s, Mr. Hasler’s and Mr. Stephenson’s service with the Company, their other business experience and a description of their employment agreements are included under Part III, Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and is incorporated herein by reference.

Item 8.01.	Other events.

Cooper-Standard Automotive Inc. (the “Company”), a wholly-owned subsidiary of Cooper-Standard Holdings Inc., issued a press release (the “Press Release”) on March 26, 2009 announcing the reorganization of its operating and reporting structures involving the discontinuation of its global Body & Chassis and Fluid Systems product line operating divisions and their supporting organization structures and the establishment of new operating and reporting units organized on the basis of geographic regions. A copy of the press release related to this Form 8-K is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

99.1. Press release of Cooper-Standard Automotive Inc., wholly-owned subsidiary of Cooper-Standard Holdings Inc., dated March 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

By:	/s/ Timothy W. Hefferon
Timothy W. Hefferon
Vice President, General Counsel and Secretary

Date: March 31, 2009

COOPER-STANDARD HOLDINGS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Cooper-Standard Automotive Inc. press release, dated March 26, 2009.